As filed with the Securities and Exchange Commission on April 27, 2010
Registration Statement No. 333-166093

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
Form S-11
FOR REGISTRATION
UNDER
THE SECURITIES ACT OF 1933
OF CERTAIN REAL ESTATE COMPANIES

Invesco Mortgage Capital Inc.
(Exact name of registrant as specified in its governing instruments)

1555 Peachtree Street, NE
Atlanta, Georgia 30309
(404) 892-0896
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Robert H. Rigsby, Esq.
1555 Peachtree Street, NE
Atlanta, Georgia 30309
(404) 892-0896
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Mark C. Kanaly, Esq.	David J. Goldschmidt, Esq.
Alston & Bird LLP	Skadden, Arps, Slate, Meagher & Flom LLP
1201 W. Peachtree Street	Four Times Square
Atlanta, Georgia 30309-3424	New York, New York 10036-6522
Tel (404) 881-7975	Tel (212) 735-3574
Fax (404) 253-8390	Fax (917) 777-3574
     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
     If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

	Proposed Maximum	Amount of
Title of	Aggregate	Registration
Securities to be Registered	Offering Price(1)	Fee(2)
Common Stock, par value $0.01 per share	$230,000,000	$16,399

(1)	Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended.

(2)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended. $14,260 previously paid. $2,139 paid herewith.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The purpose of this Amendment No. 2 is solely to reflect a proposed maximum aggregate offering price of $230,000,000 and a total registration fee of $16,399. The Registrant previously disclosed a proposed maximum aggregate offering price of $200,000,000 and a registration fee of $14,260.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 27, 2010.

Invesco Mortgage Capital Inc.
By:	/s/ Richard J. King
Richard J. King
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signatures		Title	Date

By:	/s/ Richard J. King Richard J. King	President and Chief Executive Officer (principal executive officer)	April 27, 2010

By:	/s/ Donald R. Ramon Donald R. Ramon	Chief Financial Officer (principal financial and accounting officer)	April 27, 2010

By:	*	Director	April 27, 2010
G. Mark Armour

By:	*	Director	April 27, 2010
Karen Dunn Kelley

By:	*	Director	April 27, 2010
James S. Balloun

By:	*	Director	April 27, 2010
John S. Day

By:	*	Director	April 27, 2010
Neil Williams

*By:	/s/ Robert H. Rigsby
Robert H. Rigsby Attorney-in-fact

EXHIBIT INDEX

1.1*	Form of Underwriting Agreement among Invesco Mortgage Capital Inc., IAS Operating Partnership LP, Invesco Advisers, Inc. (formerly known as Invesco Institutional (N.A.), Inc.) and the underwriters named therein.

3.1	Articles of Amendment and Restatement of Invesco Mortgage Capital Inc., incorporated by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q, filed with the SEC on August 12, 2009.

3.2	Amended and Restated Bylaws of Invesco Mortgage Capital Inc., incorporated by reference to Exhibit 3.2 to Amendment No. 8 to our Registration Statement on Form S-11 (No. 333-151665), filed with the SEC on June 18, 2009, or Pre-Effective Amendment No. 8.

4.1	Specimen Common Stock Certificate of Invesco Mortgage Capital Inc., incorporated by reference to Exhibit 4.1 to Pre-Effective Amendment No. 8.

5.1*	Opinion of Alston & Bird LLP (including consent of such firm).

8.1*	Tax Opinion of Alston & Bird LLP (including consent of such firm).

10.1	Registration Rights Agreement, dated as of July 1, 2009, among Invesco Mortgage Capital Inc. (formally known as Invesco Agency Securities Inc.), Invesco Advisers, Inc. (formerly known as Invesco Institutional (N.A.), Inc.) and Invesco Investments (Bermuda) Ltd., incorporated by reference to Exhibit 10.1 to our Quarterly Report on Form 10-Q, filed with the SEC on August 12, 2009.

10.2	Management Agreement, dated as of July 1, 2009, among Invesco Advisers, Inc., (formerly known as Invesco Institutional (N.A.), Inc.), Invesco Mortgage Capital Inc. and IAS Operating Partnership LP., incorporated by reference to Exhibit 10.2 to our Quarterly Report on Form 10-Q, filed with the SEC on August 12, 2009.

10.3	First Amended and Restated Agreement of Limited Partnership, dated as of July 1, 2009, of IAS Operating Partnership LP., incorporated by reference to Exhibit 10.3 to our Quarterly Report on Form 10-Q, filed with the SEC on August 12, 2009.

10.4	Invesco Mortgage Capital Inc. 2009 Equity Incentive Plan, incorporated by reference to Exhibit 10.4 to our Quarterly Report on Form 10-Q, filed with the SEC on November 9, 2009.

10.5	Form of Restricted Common Stock Award Agreement, incorporated by reference to Exhibit 10.7 to Pre-Effective Amendment No. 8.

10.6	Form of Stock Option Award Agreement, incorporated by reference to Exhibit 10.8 to Pre-Effective Amendment No. 8.

10.7	Form of Restricted Stock Unit Award Agreement, incorporated by reference to Exhibit 10.7 to our Annual Report on Form 10-K, filed with the SEC on March 24, 2010.

23.1*	Consent of Alston & Bird LLP (included in Exhibit 5.1).

23.2*	Consent of Alston & Bird LLP (included in Exhibit 8.1).

23.3*	Consent of Grant Thornton LLP

24.1*	Power of Attorney of Richard J. King, Donald R. Ramon, G. Mark Armour, Karen Dunn Kelley, James S. Balloun, John S. Day and Neil Williams.

*	Previously filed.